SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                of 1934




                    Date of Report:  July 15, 1998
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                   SAN DIEGO GAS & ELECTRIC COMPANY
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       (Exact name of registrant as specified in its charter)


CALIFORNIA                      1-3779                     95-1184800
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(State of incorporation      (Commission             (I.R.S. Employer
or organization)             File Number)          Identification No.


101 ASH STREET, SAN DIEGO, CALIFORNIA                           92101
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(Address of principal executive offices)                   (Zip Code)


                                                       (619) 696-2000
Registrant's telephone number, including area code-------------------


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   (Former name or former address, if changed since last report.)



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                         FORM 8-K

Item 5. Other Events.

As described in the 1997 Annual Reports on Form 10-K of Enova Corporation and San Diego Gas & Electric Company, the March 31, 1998 Quarterly Reports on Form 10-Q of Enova Corporation and San Diego Gas & Electric Company, the June 30, 1998 Current Report on Form 8-K of Sempra Energy, and/or the July 7, 1998 Current Report on Form 8-K of SDG&E Funding LLC:



     In December 1997, the California Supreme Court dismissed a petition submitted by a coalition of consumer groups to overturn the CPUC's Rate-Reduction Bond financing orders.

     A related coalition of consumer groups has also put together a California ballot initiative (the Voter Initiative) that, among other things, could result in an additional 10-percent rate reduction, require that this rate reduction be achieved through the elimination or reduction of payments associated with recovery by the California investor-owned utilities (IOUs) of investments in certain generation-related assets and purchased-power contracts in conjunction with the transition to a competitive market (CTC charges), and prohibit the collection of the charge on customer bills that is intended to finance the 10-percent rate reduction that became effective January 1, 1998.

     In June 1998, the coalition of consumer groups received verification that the Voter Initiative received the needed signatures to qualify for the November 1998 California ballot.

     In May 1998, a statewide coalition of California's investor-owned electric utilities and business groups known as "Californians for Affordable and Reliable Electric Services" (CARES) filed a lawsuit with the Third District Court of Appeal to block the Voter Initiative (Californians for Affordable and Reliable Electric Services v. Bill Jones, et al., No. 3 Civ. C029528). The CARES petition challenges the Voter Initiative as illegal and unconstitutional on its face, and seeks to remove the Voter Initiative from the November 1998 ballot. On July 2, the Third District Court of Appeal issued a one-sentence order refusing to grant review of the CARES petition at the present time. Such ruling did not represent a ruling on the merits of the arguments presented; rather, the ruling was a decision by the court not to consider the merits of the CARES petition prior to the November balloting.

     On July 6, CARES filed a petition in the California
     Supreme Court seeking to overturn the Third District Court of Appeal's denial. No assurance can be given as to whether the Voter Initiative will be excluded from the November 1998 ballot.



The Voter Initiative seeks to amend or repeal Assembly Bill 1890, Chapter 854, California Statutes of 1996 (the Statute) in various respects, including requiring utilities to provide a 10-percent reduction in electricity rates charged to residential and small commercial customers in addition to the 10-percent rate reduction that became effective on January 1, 1998. Among other things, the Voter Initiative would prohibit a utility from collecting the separate nonbypassable charges payable by residential and small commercial customers (FTA Charges) for the payment of Rate Reduction Bonds. If this prohibition against collecting these charges were found to be unenforceable by a court of competent jurisdiction, the Voter Initiative would require the utility to offset any such FTA Charge by crediting back to the customer the amount of such charge.

According to the Voter Initiative, the rate reductions would be achieved through cutting payments to the IOUs for their nuclear and other uneconomic generation and purchased-power costs. Costs for nuclear generation plants and related assets and obligations would not be paid for by electric utility customers, except to the extent that such costs are recovered by the sale of electricity at competitive market prices as reflected in independent Power Exchange revenues or in contracts with the Independent System Operator. Reasonable nuclear decommissioning costs (as referenced in Section 379 of the Public Utilities Code) would not be affected. Costs for non-nuclear generation plants and related assets and obligations would not be recovered from electric utility customers under the cost-recovery mechanism provided for by sections 367 through 376 of the Public Utilities Code, except to the extent that such costs are recovered by the sale of electricity at competitive market rates from independent Power Exchange revenues or from contracts with the Independent System Operator, unless the electric utility first demonstrates to the satisfaction of the Commission at a public hearing that failure to recover such costs would deprive it of the opportunity to earn a fair rate of return.

The Voter Initiative filed with the California Attorney General is incorporated (as Exhibit 99.1) by reference to the July 7, 1998
Current Report on Form 8-K of SDG&E Funding LLC (Commission File
No. 333-30761).

If the Voter Initiative is not removed from the November 1998 ballot as requested in the CARES petition and is voted into law, further litigation would ensue.

Registrant is unable to predict the outcome of this matter, but if the Voter Initiative were to be voted into law, and not immediately stayed and ultimately invalidated by the courts, it could have a material adverse effect on Registrant's results of operations and financial position. Upon voter approval of the Voter Initiative, a write-down of a portion of Registrant's generation-related assets might be required under applicable accounting principles, depending on Registrant's assessment of both the probability that the Voter Initiative would be struck down by the courts and the manner in which it would be interpreted and applied to Registrant. The meaning of many provisions of the Voter Initiative is unclear and, if all or part of the Voter Initiative is upheld by the courts, will be subject to judicial and regulatory interpretation. If the most onerous interpretations of the provisions are applied, and it is assumed that Registrant's nuclear-generation facilities have zero market value and that Registrant's fossil-generation assets have a market value equal to their carrying amounts, the potential write-down of Registrant's generation-related assets could amount to as much as approximately $400 million after taxes.

Additionally, if the Voter Initiative were passed and survived legal challenges, Registrant could suffer impacts on its annual earnings, including the possibility of being required to offset customer charges necessary to pay the principal and interest related to the financing of the rate reduction. If the same interpretations and assumptions are made as in the preceding paragraph, the annual after-tax earnings reductions could be as large as approximately $50 million in 1999, followed by declining amounts for some years thereafter.



Item 7.  Financial Statements and Exhibits.


(c) Exhibits

     99.1 Voter Initiative (No. SA 97 RF 0064), incorporated by reference to Exhibit 99.1 to the July 7, 1998 Current
Report on Form 8-K of SDG&E Funding LLC (Commission File No.
333-30761).






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                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SAN DIEGO GAS & ELECTRIC COMPANY
                                            (Registrant)


Date: July 15, 1998            By: /s/ E.A. Guiles
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                                       E.A. Guiles
                                       President